Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Ares Industrial Real Estate Income Trust Inc. (the “Company”), does hereby constitute and appoint Jeffrey W. Taylor, Scott A. Seager and Joshua J. Widoff, or any of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution, to do any and all acts and things in my name and on my behalf in my capacity as director of the Company and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-11, including specifically but without limitation, power and authority to sign for me in my name in the capacity indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and I do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Signature	Title

/s/ Dawanna Williams	Director
Dawanna Williams